CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to us under “Financial Highlights” in the Prospectuses (i) dated April 30, 2010, as revised May 24, 2010, of Invesco V.I. Dividend Growth Fund; (ii) dated April 30, 2010 of Invesco V.I. Income Builder Fund; (iii) dated April 30, 2010 of Invesco V.I. Select Dimensions Balanced Fund; (iv) dated April 30, 2010, as revised May 24, 2010 of Invesco V.I. Select Dimensions Dividend Growth Fund; and (v) dated April 30, 2010 of Invesco V.I. Global Dividend Growth Fund; each of which is incorporated by reference into the Joint Proxy Statement/Prospectus included in the Registration Statement on Form N-14 of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the “Registration Statement”).
We consent to the incorporation by reference in the Statement of Additional Information included in the Registration Statement of our reports (i) dated February 26, 2010, relating to the financial statements and financial highlights of the Dividend Growth Portfolio, Income Builder Portfolio, and Global Dividend Growth Portfolio, each a series of Morgan Stanley Variable Investment Series, for the year ended December 31, 2009; and (ii) dated February 26, 2010, relating to the financial statements and financial highlights of the Balanced Portfolio and the Dividend Growth Portfolio, each a series of the Morgan Stanley Select Dimensions Investment Series, for the year ended December 31, 2009.
We also consent to the incorporation by reference of such reports in the Statement of Additional Information of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) dated April 30, 2010, which is incorporated by reference into the Statement of Additional Information included in the Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
November 11, 2010